Exhibit 99.1

Tempur-Pedic International Increases 2005 Guidance

Company to Present at Goldman Sachs Small Cap Growth Conference on March 10

LEXINGTON, Ky., March 9, 2005 /PRNewswire-FirstCall via COMTEX/—Tempur-Pedic International Inc. (NYSE: TPX), the market-leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced that due to continued strong business performance it is raising its annual guidance for 2005. The Company currently expects net sales to be in the vicinity of $880 million. It currently expects pro-forma diluted earnings per share to be in the vicinity of $1.10 and GAAP diluted earnings per share to be approximately $1.08.

Tempur-Pedic International’s Chief Executive Officer, Robert B. Trussell, Jr., noted, “The strong performance we experienced throughout 2004 has continued into the first quarter of 2005 across our business. Sales are trending ahead of our expectations, led by strong growth in our U.S. retail channel. We are also experiencing continued growth internationally. Consumers have responded enthusiastically to our established product offerings and, in addition, are continuing to show strong interest in our newer products, including ‘The CelebrityBed by Tempur-Pedic(TM)’, ‘The SupremePillow by Tempur-Pedic(TM)’ and ‘The BodyPillow by Tempur-Pedic(TM)’.”

The Company’s previous 2005 guidance, provided in its January 27, 2005 earnings release for the fourth quarter and full year ended December 31, 2004, called for net sales to range between $830 to $850 million and pro forma diluted net income per share to range between $1.00 and $1.05.

The Company noted that its revised expectations are based on information currently available at the time of this release, which is subject to changes in conditions, many of which are outside the Company’s control. For supplemental information regarding the adjustments included in its pro forma net income per share estimate, please refer to the Company’s January 27, 2005 earnings release for the fourth quarter and full year ended December 31, 2004.

As previously announced, the Company will be presenting at the Goldman Sachs Small Cap Growth Conference on March 10. The company’s presentation will be at 2:30 p.m. Eastern Time and will be accompanied by a live webcast. A link to the webcast will be on the Investor Relations section of its website, http://www.tempurpedic.com.

Results for the first quarter, which will end on March 31, 2005, are expected to be released after the market closes on Thursday, April 21, 2005. The Company expects to hold a conference call to discuss those results at 5:00 p.m. Eastern Time on April 21. Conference call details will be published in advance of the call.

Forward-looking Statements

This release contains “forward-looking statements,” which include information concerning one or more of the Company’s plans, objectives, goals, strategies, future revenues and performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, management’s expectations regarding continued growth and its net sales and pro forma and GAAP net income for 2005, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s annual report on Form 10-K under the headings “Special Note Regarding Forward Looking Statements” and “Business-Risk Factors”. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward- looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes Swedish Mattresses and Neck Pillows(TM) made from its proprietary TEMPUR(R) pressure-relieving material: a visco-elastic material that conforms to the body to provide support and help alleviate pressure points. Products are currently sold in 60 countries under the TEMPUR and Tempur-Pedic(R) brand names. World headquarters for Tempur-Pedic International Inc. are in Lexington, Kentucky. For more information about the Company, visit http://www.tempurpedic.com.

SOURCE Tempur-Pedic International Inc.

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